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                                 Exhibit 1.01

                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                                      AND
                    METROPOLITAN INVESTMENT SECURITIES, INC.


                               SELLING AGREEMENT

     This Agreement made as of the 6th day of October, 1999, by and between METROPOLITAN MORTGAGE & SECURITIES CO., INC., a Washington corporation ("Metropolitan") and METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation (the "Selling Agent").

                                  WITNESSETH:

     WHEREAS, Metropolitan proposes to issue and sell or exchange for outstanding debentures (the "Offering") up to $25,000,000 principal amount of its 9% Notes due 2004 (the "Notes") pursuant to a Registration Statement on Form S-2 (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "SEC") and a Prospectus (the "Prospectus") which is a part of the Registration Statement, all filed under the Securities Act of 1933, as amended; and

     WHEREAS, the Selling Agent, an affiliate of Metropolitan, for good and valuable consideration the receipt of which is hereby acknowledged, desires to assist in the sale or exchange of the Notes upon the terms and in reliance upon the representations, warranties and agreements set forth herein;

   NOW, THEREFORE, the parties hereto agree as follows:

   1. Appointment of Selling Agent. Metropolitan hereby appoints the Selling Agent as its managing agent to offer and sell the Notes or exchange the Notes for Metropolitan's Investment Debentures Series II or III, or Installment Debentures Series I (collectively the "Debentures") at the price and in the manner described in the Registration Statement and the Prospectus and in compliance with the terms and conditions thereof. Metropolitan agrees to provide the Selling Agent with such number of Registration Statements and Prospectuses as it reasonably requests to enable it to offer the Notes and authorizes the Selling Agent to distribute the Registration Statements and Prospectuses.

   2. Undertaking of Selling Agent. The Selling Agent agrees to use its best efforts to sell the Notes on the terms stated herein and in the Registration Statement and Prospectus and to notify Metropolitan of the number of Notes with respect to which subscription agreements have been executed by subscribers. It is understood that the Selling Agent has no commitment to sell the Notes other than to use its best efforts. The Selling Agent will deposit, by noon of the next business day after receipt, all cash and checks received from the subscribers in a trust account (the "Trust Account"), in compliance with the rules and regulations of the SEC applicable to a
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best efforts or other contingent offering, to be held in the Trust Account until the conditions to the Offering have been satisfied. The offering will not be completed unless at least $20,000,000 in aggregate principle amount of Notes are sold and/or exchanged for debentures. Upon satisfaction of the conditions to the Offering, the Selling Agent will cause the delivery all funds in the Trust Account to Metropolitan by noon of the next business day. If the Offering is terminated without having satisfied the conditions to the Offering, the Selling Agent will cause the funds in the Trust Account to be returned promptly to their rightful owners in compliance with the rules and regulations of the SEC and the National Association of Securities Dealers, Inc. All checks received by the Selling Agent from subscribers shall be made payable to Bank of America, as escrow agent. The Selling Agent will not maintain discretionary customer accounts and undertakes that it will not, in any event make discretionary purchases for the accounts of customers.

   The Selling Agent will also act as the exchange agent for the Offering. The Selling Agent will cause all certificates and other documents, that are tendered by a holder of Debentures, to be held in escrow until the end of the Offering. The Selling Agent will inform Metropolitan of the certificate number and principal amount of each Debenture tendered, and supply copies of all documents tendered to Metropolitan promptly after each Debenture is tendered. If the conditions to the Offering set forth in the Registration Statement are met, Selling Agent and Metropolitan agree that Metropolitan will decide and instruct the Selling Agent on which Debenture certificates to accept as validly tendered for exchange, if any, and Metropolitan will instruct the Selling Agent on which Debenture certificates to promptly return, or cause to be returned, to their respective holders. If the Offering is terminated, Selling Agent will promptly return, or cause to be returned, all Debenture certificates promptly to their respective holders.

   3. Amendment of the Registration Statement and Prospectus. Metropolitan agrees, at its expense, to amend or supplement the Registration Statement or the Prospectus and to provide the Selling Agent with sufficient copies thereof for distribution as contemplated in the Registration Statement or the Prospectus or otherwise for purposes contemplated by federal and state securities laws, if (i) the Selling Agent advises Metropolitan that in its opinion and that of its counsel, such amendment or supplement is necessary or advisable, or (ii) such amendment or supplement is necessary to comply with federal or state securities laws or the rules or regulations promulgated thereunder or is necessary to correct any untrue statement therein or eliminate any material omissions therein or any omissions therein which make any of the statements therein misleading. The representations, warranties and obligations to indemnify all parties hereto contained herein relating to the Registration Statement or the Prospectus shall attach to any such amendment or supplement.

   4. Undertakings of Metropolitan. Metropolitan will promptly notify the Selling Agent in the event of the issuance by the SEC of any stop order or other order suspending the registration of the Notes, or in the event of the institution or intended institution of any action or proceeding for that purpose. In the event that the SEC shall enter a stop order suspending or otherwise suspend the registration of the Notes, Metropolitan will make every reasonable effort to obtain as promptly as possible the entry of an appropriate order setting aside such stop order or otherwise reinstating the registration of the Notes.

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   5.  Representations and Warranties.  Metropolitan represents and warrants to the Selling Agent that:

       (i) The Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations of the SEC thereunder, accurately describe the operations of Metropolitan and do not contain any misleading or untrue statements of a material fact or omit to state a material fact which is necessary to prevent the statements therein from being misleading.

       (ii) Metropolitan is a corporation duly organized and validly existing under the laws of the State of Washington with full corporate power to perform its obligations as described in the Registration Statement and the Prospectus.

       (iii) The Notes, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and subscription agreements, will constitute valid, binding and legal outstanding obligations of Metropolitan, in accordance with their terms.

       (iv) This Agreement has been duly and validly authorized, executed and delivered on behalf of Metropolitan and is a valid and binding agreement in accordance with its terms.

   6. Indemnification. Metropolitan and the Selling Agent each (a) agree to indemnify and hold harmless the other (and each person, if any, who controls the other) against any loss, claim, damage, charge or liability to which the other (or such controlling persons) may become subject, insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) (i) arises out of or is based upon any misrepresentation or breach of warranty of such party herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) which relates to or was supplied by such party, or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact relating to such party required to be stated therein or necessary to make the statements therein not misleading, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (b) agree to reimburse such other party (and any controlling persons) for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing.

   7. Fees and Expenses. Metropolitan will pay all expenses incurred in connection with the Offering and sale of the Notes, including without limitation, fees and expenses of counsel, blue sky fees and expenses (including legal fees), printing expenses, exchange listing fees, accounting fees and expenses, and fees and expenses of U.S. Bank Trust National Association, as Trustee. In the event of termination of the Offering, Selling Agent will be reimbursed only for its actual accountable out-of-pocket expenses, and no commissions will be paid. The commission payable upon sale of the Notes to an investor who is not exchanging Metropolitan's debentures for Notes shall be a maximum of 5.50% of the investment amount. The commission payable upon the exchange of Metropolitan's debentures for Notes shall be a maximum of 2.75% of the

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principal amount exchanged. Exchange commissions will only be payable with respect to validly tendered debentures that are validly accepted for exchange by Metropolitan, on the terms described in the Registration Statement.

   8. Governing Law. This Agreement shall be deemed to be made under and governed by the laws of the State of Washington.

   IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

                                      METROPOLITAN MORTGAGE &
                                      SECURITIES CO., INC.

                                         By  /s/ C. Paul Sandifur, Jr.
                                           ----------------------------------
                                           C. Paul Sandifur, Jr., President

                                      METROPOLITAN INVESTMENT SECURITIES, INC.


                                         By  /s/ Reuel Swanson
                                           ----------------------------------
                                           Reuel Swanson, Secretary


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